Exhibit 8(e)

Share Classes and Portfolios              Operating Expense Limit (basis points)
----------------------------              --------------------------------------

International Diversification Fund
(expense limits apply to direct
Portfolio expenses only, not expenses
attributable to investments in
underlying funds)

Institutional Shares                      0.20
Series A Investor Shares                  0.45
Series C Investor Shares                  1.20
R Shares                                  0.70